UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
August 30, 2007
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Option Grants to Executive Officers
     On August 30, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Finisar Corporation (the “Company”) approved grants of options to purchase shares of the Company’s common stock to each of the following executive officers:

Name	Title	No. of Shares
Jerry S. Rawls	President and Chief Executive Officer	400,000

Joseph A. Young	Senior Vice President and General Manager, Optics Division	200,000

Anders Olsson	Senior Vice President, Engineering	100,000

David Buse	Senior Vice President and General Manager, Network Tools Division	75,000

Stephen K. Workman	Senior Vice President, Finance, and Chief Financial Officer	75,000
     Each option was granted effective September 7, 2007, the third trading day following the Company’s public announcement of preliminary financial results for its fiscal quarter ended July 29, 2007, and has an exercise price equal to the closing per share sale price of the Company’s common stock on September 7, 2007, as quoted on the Nasdaq Global Select Market. Each option will vest and become exercisable to the extent of 20% of the shares subject to the option on each of the first five anniversaries of the effective date of grant, subject to the optionee’s continued employment with the Company. The options will expire on September 7, 2017. Each option was granted pursuant to the Company’s 2005 Stock Incentive Plan and the standard form of option agreement used for the grant of options under such plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 6, 2007

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

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